Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE FIRST QUARTER ENDED March 31, 2022

Compared to the first quarter 2021:
● Net Sales increased by 21.8% excluding PPE sales
● The Office Gurus net sales increased 39.7%
● BAMKO net sales increased 38.3% excluding PPE sales

SEMINOLE, Fla. – May 4, 2022 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its first quarter operating results for 2022.

The Company announced that for the first quarter ended March 31, 2022, net sales increased 1.9% to $143.6 million, compared to first quarter 2021 net sales of $140.8 million. Pretax Income was $6.7 million compared to $13.2 million in the first quarter of 2021. Net income was $5.2 million or $0.32 per diluted share compared to $10.5 million, or $0.66 per diluted share for the first quarter of 2021.

Michael Benstock, Chief Executive Officer, commented, “Our promotional products segment and our remote staffing solutions segment continued their remarkable growth rates during the quarter.  Additionally, we are excited about our recently announced plans to expand our call center operations to the Dominican Republic. Uniforms and related products reported growth in net sales of 5.6 percent, excluding the impact of PPE sales and in the face of continuing global supply chain disruptions.  We have been very pleased with the integration of our branded uniforms and branded merchandise sales forces, and this strategy is on pace to drive meaningful growth opportunities.  We have already won a number of opportunities that will contribute to the growth of the uniform segment in the latter part of 2022 and increase our pipeline of opportunities as well.   As a result of the success of this initiative, as well as the natural fit between our branded uniforms and promotional products businesses, we are moving forward with a more complete integration of these two businesses.  We continue to see increasing opportunities for growth across all of our core businesses and are confident that our growth strategy will provide long-term value to our stakeholders.

“The 2021 first quarter was the last quarter to include a large volume of PPE sales with these sales totaling almost $26.8 million compared to only $11.8 million for the last 3 quarters of 2021 combined.  While our sales growth in the first quarter was more than sufficient to offset the significant decline in PPE sales, it should be noted that PPE sales required much less handling as compared to our core product sales and as a result had a higher operating margin.

“As we mentioned in our last earnings call, we are investing in building our management team to match the tremendous growth that we have experienced over the last two years.  While this has a short-term impact of increased expenses, we are confident that this investment will pay significant dividends in our results as we continue to achieve significant revenue growth.  Operating margins also continue to be pressured by the impact of supply chain and logistics disruptions, as well as the impact of higher inflation on expenses in general.  We remain very confident in our stated goal to consistently achieve operating margins in excess of 10% of revenues by 2024.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Wednesday, May 4, 2022 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations.

A telephone replay of the teleconference will be available one hour after the end of the call through May 18, 2022. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 7616529 for all replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) the projected impact of the COVID-19 pandemic on our, our customers’, and our suppliers’ businesses, (2) projections of revenue, income, and other items relating to our financial position and results of operations, (3) statements of our plans, objectives, strategies, goals and intentions, (4) statements regarding the capabilities, capacities, market position and expected development of our business operations, and (5) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; the effect of uncertainties related to the COVID-19 pandemic, including existing and possible future variants, on the United States of America (“U.S.” or “United States”) and global markets, our business, operations, customers, suppliers and employees, including without limitation the length and scope of restrictions imposed by various governments and organizations and the success of efforts to deliver effective vaccines on a timely basis to a number of people sufficient to prevent or substantially lower the severity of incidents of infection or variants, among other factors; our ability to navigate successfully the challenges posed by current global supply disruptions; general economic conditions, including employment levels, in the areas of the United States in which the Company’s customers are located; changes in the healthcare, retail, hotel, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of cotton and other manufacturing materials; attracting and retaining senior management and key personnel; the effect of the Company’s material weakness in internal control over financial reporting; the Company’s ability to successfully remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, established in 1920, is a combination of companies that help our customers unlock the power of their brands by creating extraordinary brand engagement experiences for their employees and customers.

Fashion Seal Healthcare®, HPI® and WonderWink® are our core uniform brands. Each is one of America’s leading providers of uniforms and image apparel in the markets we serve. We specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every workday, more than 7 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions®, Public Identity®, Gifts By Design™, Sutter’s Mill Specialties™, and Guardian Products™ are our signature promotional product companies. We provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for our customers in order to accelerate their growth and improve our customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as our financial strength and resources, provides unparalleled support for our customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of our business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:		Jeff Elliott
Andrew D. Demott, Jr.		Three Part Advisors
COO & CFO	-OR-	Partner, Senior Managing Director
727-803-7135		972-423-7070

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$143,582	$140,847

Costs and expenses:
Cost of goods sold	93,801	91,804
Selling and administrative expenses	42,214	35,111
Other periodic pension costs	528	429
Interest expense	299	275
	136,842	127,619
Income before taxes on income	6,740	13,228
Income tax expense	1,510	2,750
Net income	$5,230	$10,478

Net income per share:
Basic	$0.33	$0.69
Diluted	$0.32	$0.66

Weighted average shares outstanding during the period:
Basic	15,679,027	15,221,336
Diluted	16,165,268	15,991,474

Cash dividends per common share	$0.12	$0.10

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,315	$8,935
Accounts receivable, less allowance for doubtful accounts of $6,971 and $6,393, respectively	105,848	107,053
Accounts receivable - other	6,453	5,546
Inventories	129,514	120,555
Contract assets	40,923	38,018
Prepaid expenses and other current assets	21,196	19,162
Total current assets	312,249	299,269
Property, plant and equipment, net	52,034	49,690
Operating lease right-of-use assets	8,511	8,246
Intangible assets, net	59,380	60,420
Goodwill	39,652	39,434
Other assets	13,542	13,186
Total assets	$485,368	$470,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,858	$52,340
Other current liabilities	32,986	38,989
Current portion of long-term debt	15,286	15,286
Current portion of acquisition-related contingent liabilities	4,763	4,507
Total current liabilities	105,893	111,122
Long-term debt	114,740	100,845
Long-term pension liability	15,545	15,420
Long-term acquisition-related contingent liabilities	2,719	2,569
Long-term operating lease liabilities	3,956	3,729
Deferred tax liability	515	359
Other long-term liabilities	9,422	9,211
Commitments and contingencies (Note 6)
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 16,171,034 and 16,127,505 shares, respectively	16	16
Additional paid-in capital	70,685	69,351
Retained earnings	166,914	163,836
Accumulated other comprehensive income (loss), net of tax:
Pensions	(4,258)	(4,577)
Cash flow hedges	42	47
Foreign currency translation adjustment	(821)	(1,683)
Total shareholders’ equity	232,578	226,990
Total liabilities and shareholders’ equity	$485,368	$470,245

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,230	$10,478
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,923	2,217
Provision for bad debts - accounts receivable	639	359
Share-based compensation expense	1,212	832
Deferred income tax provision (benefit)	46	(1,145)
Change in fair value of acquisition-related contingent liabilities	406	1,199
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	760	(1,731)
Accounts receivable - other	(907)	(798)
Contract assets	(2,969)	(1,447)
Inventories	(8,713)	1,881
Prepaid expenses and other current assets	(1,897)	(331)
Other assets	(524)	(771)
Accounts payable and other current liabilities	(5,744)	(15,057)
Long-term pension liability	553	446
Other long-term liabilities	258	1,613
Net cash used in operating activities	(8,727)	(2,255)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,188)	(6,736)
Acquisition of businesses	(125)	(6,000)
Net cash used in investing activities	(4,313)	(12,736)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	62,858	72,359
Repayment of debt	(48,998)	(49,835)
Payment of cash dividends	(1,918)	(1,548)
Proceeds received on exercise of stock options	196	130
Tax withholdings on vesting of restricted shares and performance based shares	(232)	(372)
Tax benefit from vesting of acquisition-related restricted stock	-	171
Net cash provided by financing activities	11,906	20,905

Effect of currency exchange rates on cash	514	(175)
Net increase (decrease) in cash and cash equivalents	(620)	5,739
Cash and cash equivalents balance, beginning of period	8,935	5,172
Cash and cash equivalents balance, end of period	$8,315	$10,911